                                                                    Exhibit 10.4

                                 LOAN AGREEMENT
                                 --------------

         This Loan Agreement is made effective as of the 12th day of September, 2002, by and between METROPOLITAN FINANCIAL CORP., an Ohio corporation with its principal place of business located at 22901 Millcreek Boulevard, Highland Hills, Ohio 44122, (the "Borrower"), and SKY BANK, an Ohio state chartered financial institution, with its principal office located at 10 East Main Street, Salineville, Ohio 43945, (the "Bank").

          Whereas, the Borrower has requested that the Bank extend credit to the Borrower in the original principal amount of Five Million Dollars
($5,000,000.00) in accordance with the terms and conditions of this Agreement, and

          Whereas, the Bank is willing to do so upon the terms and conditions of this Loan Agreement and every other document executed in connection therewith.

          NOW, THEREFORE, in consideration of the foregoing and the representations, covenants and mutual agreements herein contained, the parties hereby agree as follows:

                             SECTION I. DEFINITIONS
                             ----------------------

As used herein:

          ACCOUNTING TERMS. Any accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in the preparation of the "Financial Statements", as hereinafter defined, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

          "ACCOUNTS," "CHATTEL PAPER," "CONTRACTS," "DOCUMENTS," "FIXTURES," "GENERAL INTANGIBLES," "GOODS," and "INSTRUMENTS," shall have the same respective meanings as are given to those terms in the Uniform commercial Code as presently adopted and in effect in the State of Ohio.

          "ADVANCE(S)" means one or more distributions of borrowed funds made by the Bank, delivered to and made pursuant to requests of the Borrower under this Agreement.

          "AFFILIATE" means, as to any Person, each other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with, such Person.

          "BORROWER'S COLLATERAL" means any land or real property owned by a third party which becomes collateral in the future in connection with any agreement by and between such third party and the Borrower and/or any of the Subsidiaries.

          "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which commercial banks in the State of Ohio are authorized to close.

          "CAPITAL EXPENDITURE" means, for any fiscal year or portion thereof,
(i) all expenditures during such fiscal year or portion thereof for any fixed assets or improvements, or for replacement or substitutions therefor or additions thereto, that have a useful life of more than one year plus (ii) the purchase price of assets acquired in connection with any Capital Lease entered into during such fiscal year or portion thereof.

          "CAPITAL LEASE" means all leases which have been or should be capitalized on the books of the Borrower in accordance with GAALP,

          "CLOSING" has the meaning provided in Section 3.01.

          "COLLATERAL" has the meaning provided in Section 4.01.

          "COLLATERAL DOCUMENTS" means the Pledge Agreement and the UCC statements filed in connection therewith.

          "CURRENT ASSETS" and "CURRENT LIABILITIES" mean, at any time, all assets or liabilities, respectively, that should, in accordance with GAAP, be classified as current assets or current liabilities, respectively, on the balance sheet of the Borrower.

          "EMPLOYEE PENSION BENEFIT PLAN" and "EMPLOYEE BENEFIT PLAN" shall have the same respective meanings as are given to those terms in ERISA.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may, from time to time, be amended.

          "EVENT OF DEFAULT" has the meaning provided in Section 7.01.

          "ENVIRONMENTAL LAWS" means any existing or hereafter enacted laws, ordinances, orders, rules and regulations and other requirements of any governmental authority affecting or regulating any hazardous, toxic or dangerous waste, substance or material such as in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLAY') as amended 42 U.S.C. Sections 9601 ET SEQ., Resource Conservation and Recovery Act
(RCRA) 42 U.S.C. Section 9601 ET SEA., Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 135 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 ET SEQ., Ohio Revised Code Sections 3734.01 ET SEQ., Sections 3751.01 ET SEQ., the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ., or any other federal, state or local, statute, law or common law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous or toxic waste, substance or material including any material, waste or substance which is derived from or contains or is (A) petroleum or a petroleum product, (B) asbestos, (C) polychlorinated biphenyls;
(D) flammable; (F) explosive; (G) corrosive or (H) radioactive. "Environmental Laws" shall also include without limitation any liability theory under tort, nuisance or absolute liability for impairment or diminution of or interference with any personal or property right -created or protected by Environmental Laws, including, without limitation, damage to natural resources or wildlife or ground or drinking water supplies, relating to or arising out of Borrower's Collateral.

          "FINANCIAL STATEMENTS" means the consolidated financial statements of the Borrower prepared from time to time in accordance with GAAP by an independent certified public accountant of recognized standing to present fairly the financial position and results of operations of the businesses of the Borrower at such date and for such periods.

          "FISCAL YEAR" means the Borrower's annual accounting period which currently ends on December 31 of each calendar year.

          "GAAP" means generally accepted accounting principles applied consistently and used in the preparation of the Financial Statements, with such changes or modifications thereto as may be approved in writing by the Bank.

          "GUARANTY" means the form of Guaranty attached hereto as Exhibit `C' signed or to be signed by Robert M. Kaye, a shareholder of the Borrower.

          "INDEBTEDNESS" means all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, of the Borrower to the Bank, including without implied limitations:

                   (A) All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

                   (B) All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell, or lease (as lessee or lessor) property, products, materials, or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to insure the owner of the indebtedness against loss; or (3) to supply funds to, in any other manner invest in, the debtor;

                   (C) All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured
          by) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance upon property owned by the Borrower or acquired by the Borrower subject thereto, whether or not the liabilities secured thereby have been assumed; and

                   (D) All indebtedness whether incurred under a Capital Lease or otherwise, as the lessee of goods or services under leases that, in accordance with GAAP, should not be reflected on the lessee's balance sheet.

                   (E) All indebtedness evidenced by the Cognovit Revolving Note of even date herewith in the original principal amount of Five Million Dollars ($5,000,000.00) (the "Note") together with all amendments, extensions, modifications and refinancings thereof.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as the same may from time to time be amended.

          "LAWS" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

          "LIABILITIES" means all Indebtedness that, in accordance with GAAP, should be classified as liabilities on the balance sheet of the Borrower.

           "LOAN" means the extension of credit to be made on a revolving basis pursuant to Section II.

          "LOAN DOCUMENTS" shall mean this Agreement, together with all exhibits and schedules annexed hereto and all other documents now or hereafter executed by or on behalf of the Borrower in connection herewith and any and all modifications or extensions or supplements to or replacement for, in whole or in part, any of the above-described documents, including, without limitation, the Note, the Guaranty and the Pledge Agreement.

          "MATURITY DATE" means December 31, 2003 or such earlier date brought about by acceleration due to an Event of Default.

          "NET WORKING CAPITAL" means, at any time the amount by which Current Assets exceed Current Liabilities,

          "OBLIGATIONS" means the obligations of the Borrower:

                   (A) To pay the principal of and interest on the Note in accordance with the terms thereof and to satisfy all of their other Liabilities (including, without limitation, fees and charges) due to the Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

                   (B) To repay to the Bank all amounts advanced by the Bank hereunder or otherwise on behalf of the Borrower, including, but without limitation, Advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the Collateral;

                   (C) To reimburse the Bank within a reasonable time after demand, not to exceed thirty (30) days, (i) for all of the Bank's itemized expenses and costs, including the

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          reasonable fees and expenses of its counsel, in connection with the preparation, amendment, or modification, of this Agreement and the documents required hereunder as provided for in Sections 2.11 and 2.12 hereof, including (without implied limitation) any proceeding brought, or threatened, to enforce payment of any of the obligations referred to in the foregoing paragraphs (A) and (B); and

                   (D) To indemnify the Bank, within a reasonable time after demand, not to exceed thirty (30) days, from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Bank's negligence or willful misconduct.

   "PERMITTED LIENS" means:

                   (A) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable;

                   (B) Pledges or deposits made in the ordinary course of business to secure payment of worker's compensation obligations, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions, or other social security programs;

                   (C) Incohate liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                   (D) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                   (E) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

                   (F) Liens in favor of the Bank;

                   (G) Existing liens set forth or described on Schedule 1,01, attached hereto and made a part hereof;

                   (H) The following, if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of the Borrower, or materially impair the use thereof in the operation of its business:

                   (1) Claims or liens for taxes, assessments, or charges due and payable and subject to interest or penalty;

                   (2) Claims, liens, and encumbrances- upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                   (3) Claims or liens of mechanics, materialmen, warehousemen, carriers, or other like liens; and

                   (4) Adverse judgments on appeal.

          "PERSON" means any individual, corporation, partnership, association, joint--stock company, trust, unincorporated organization, joint venture, court or government, or political subdivision or agency thereof.

          "PLEDGE AGREEMENT" shall mean the Pledge and Collateral Assignment Agreement attached hereto as Exhibit "E" to be entered into by the Bank and Robert M. Kaye.

          "PRIME RATE" means the rate of interest periodically established by. the Bank as its prime rate as such rate may change from time to time. The Prime Rate is not necessarily the lowest rate offered by the Bank and the Bank's decision as to the Prime Rate shall be final and binding.

          "RECORDS" means correspondence, memoranda, tapes, discs, papers, books, and other documents, or transcribed information of any type, whether expressed in ordinary or machine language.

          "REPORTABLE EVENT" and "PROHIBITED TRANSACTION" shall have the meaning given to those terms under ERISA.

          "STOCKHOLDERS' EQUITY" means, at any time, the aggregate of the sum of the following accounts set forth on a balance sheet of the Borrower, prepared in accordance with GAAP: (A) the par or stated value of all outstanding capital stock; (B) capital surplus; and (C) retained earnings.

          "SUBSIDIARIES" means the wholly-owned subsidiaries of the Borrower and their wholly-owned subsidiaries.

          "TANGIBLE NET WORTH" means, at any time, Stockholders' Equity, less the sum of:

                  (A) Any surplus resulting from any write-up of assets subsequent to the Closing;

                  (B) Goodwill, including any amount, however-designated on the Borrower's balance sheet representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower;

                  (C) The value of any patents, trademarks, trade names, and copyrights;

                  (D) Any amount at which shares of capital stock of the Borrower appear as an asset on the Borrower's balance sheet;

                  (F) Any other amount in respect to an intangible (except for purchase mortgage servicing rights) that should be classified as an asset on a balance sheet of the Borrower in accordance with GAAP,

                              SECTION II. THE LOAN

          2.01 PURPOSE OF THE LOAN. The Loan proceeds shall be utilized (i) to pay off Borrower's outstanding loan(s) from Huntington Bank, NA and (ii) for working capital purposes.

          2.02 THE LOAN.

          (A) Provided that no Event of Default has occurred, subject to the terms and conditions hereof, the Bank may lend the Borrower, on a revolving basis, from time to time, such sums as the Borrower may request, but which shall not exceed in the aggregate amount at any one time outstanding the amount of Five Million Dollars ($5,000,000.00). Prior to any Advance hereunder, and at any and all times that any Obligations remains outstanding, Robert M. Kaye shall have delivered to the Bank certificates representing shares of stock of the Borrower equal to at least fifty percent (50%) of all of the issued and outstanding shares of the Borrower or such greater number of shares as may be required from time to time under Reg. U of the Board of Governors of the Federal Reserve System. These shares of stock shall be pledged in accordance with the Pledge & Collateral Assignment Agreement dated September ______ between Robert M. Kaye and the Bank.

          (B) It is the intention of the parties that the outstanding principal amount of the Loan shall at no time exceed the amount of Five Million Dollars ($5,000,000.00) and if, at any time, an excess shall for any reason exist, the Borrower shall repay to the Bank forthwith such amounts as may be necessary to eliminate such excess. Subject to this limitation and the other limitations set forth in this Agreement, the Borrower may borrow, prepay without penalty or premium (except for the prepayment fee described in Section _____) and reborrow hereunder, the full amount permitted hereunder.

          (C) A fee equal to one-eighth of one percent (1/8 of 1%) per annum of the amount of the average unused portion of the principal amount of the Loan will be payable quarterly commencing on December 1, 2002 and on the same day of each March, June, September and December thereafter.

          (D) An annual commitment fee of Fifteen Thousand ($15,000) shall be paid to Bank by Borrower on the date of Closing and on the same day of each year thereafter for as long as any funds are outstanding or available under the Note.

          2.03    SUBSEQUENT ADVANCES AND PROCEDURE FOR BORROWING UNDER THE
                  ---------------------------------------------------------
                  LOAN.
                  -----

          (A) So long as no Event of Default shall have occurred and be continuing, the Borrower may request subsequent Advances hereunder from time to time until the Maturity Date; provided that such Advances may be made or refused by the Bank in its reasonable discretion and shall be in an amount not less than One Thousand Dollars ($1,000.00) or an integral multiple thereof; and PROVIDED, FURTHER, that in no event shall the Bank make any Advances under the Loan unless the Borrower shall: (i) cause to be delivered to the Bank such application documents and further Collateral as may be required by the Bank; (ii) have complied with all conditions precedent required by this Agreement and other applicable Loan Documents; and (iii) have delivered disbursement instructions, which instructions shall be in such form as the Bank shall from time to time prescribe.

          (B) The Bank shall be entitled to rely on any oral or telephonic communication requesting an Advance and/or providing disbursement instructions hereunder, which shall be received by it in good faith from anyone reasonably believed by the Bank to be the Borrower, or the Borrower's authorized agent.

          (C) The Borrower agrees that all Advances made by the Bank will be evidenced by entries made by the Bank into its electronic data processing system and/or internal memoranda maintained by the Bank. The Borrower further agrees that the sum or sums shown on the most recent printout from the Bank's electronic data processing system and/or such memoranda shall be rebuttably presumptive evidence of the amount of the principal outstanding and of the amount of any accrued interest.

          2.04 NOTE. The Loan shall be evidenced by delivery to the Bank of the Cognovit Revolving Note of even date herewith (the "Note")in the form set forth in Exhibit "A" attached hereto, which shall be executed and delivered to the Bank by the Borrower.

          2.05 INTEREST RATE AND REPAYMENT.

         (A)      Interest and principal shall be paid as follows:

                  (1) Interest on the principal balance of the Loan, from time to time outstanding, will be payable monthly commencing on October 1, 2002 and continuing on the same day of each consecutive month thereafter until the Maturity Date, at the Prime Rate in effect from time to time PROVIDED HOWEVER, that in no event with the interest rate applicable to the Note be less than four and one half percent (4.5%) per annum. On and after the Maturity Date, (whether maturity is brought about by acceleration in the Event of Default or otherwise) the interest rate shall be two hundred (200) basis points in excess

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         of the Prime Rate in effect from time to time.

                  (2) Interest on all Advances and other Obligations hereunder whether evidenced by the Note or otherwise shall be calculated on the basis of a 360--day year, counting the actual number of days elapsed, and shall be payable as set forth above in this Section 2.05(A), to continue until all Advances and other Obligations hereunder have-been paid in full, The Borrower hereby authorizes the Bank to charge any such interest due from time to time against any account of the Borrower with the Bank.

          2.06 PREPAYMENT FEE. In the event that Borrower desires to prepay amounts due under the Note in full prior to the Maturity Date, (whether with funds of a third party or otherwise), Borrower shall pay to Lender, upon demand, a prepayment fee of One Hundred Thousand Dollars ($100,000.00).

          2.07 CHANGE OF CONTROL FEE. In the event that (i) a direct or indirect change of control of Borrower occurs on or before December 31, 2003 or (ii) an announcement of an impending direct or indirect change of control is made on or before December 31, 2003, Borrower shall pay to Bank, upon demand, a change of control fee of $100,000.00.

          2.08 METHOD OF PAYMENT, The Borrower shall make each payment under this Agreement and under the Note on the date when due in lawful money of the United States to the Bank at the main office or any branch office of the Bank (or such other address as Bank may designate) in immediately available funds, The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due under this Agreement or under the Note, to charge any amount so due from time to time against any account of the Borrower with the Bank. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

          2.09 Intentionally left blank

          2.10 TERMINATION OF THE LOAN. If an Event of Default has occurred, the Loan may be terminated and cancelled by the Bank demanding payment of all Advances and other amounts outstanding under the Note. No further Advances will be made by Bank in such circumstances.

          2.11 EXPENSES. The Borrower shall pay reasonable legal fees up to a maximum amount of Eight Thousand Dollars ($8,000.00) plus all filing, recording and other out-of-pocket fees expended by the Bank and/or its counsel in connection with the Loan, and up to the amount of One Thousand Dollars ($1,000.00) for any amendment hereto.

          2.12 INDEMNITY. The Borrower agrees to indemnify the Bank and to hold the Bank harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including attorneys fees), paid, incurred or suffered by, or asserted against, Bank for, with respect to, or as a direct or indirect result of any of the following, regardless of whether caused by, or within the control of Borrower except claims, losses or liabilities resulting from the Bank's negligence or willful misconduct:

                   (A) Which the Bank may sustain or incur as a consequence of Default by the Borrower in payment of the principal amount of or interest on the Advances; and

                   (B) Without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Laws in connection with Borrower's Collateral, or any liens against Borrower's Collateral or any part thereof or any interest or estate in any part thereof, created, permitted or imposed by the Environmental Laws, or any actual or asserted liability of or obligations of Borrower or any of-the Subsidiaries under the Environmental Laws.

                   Any costs or expenses reasonably incurred by Bank for which Borrower is responsible or for which Borrower has indemnified Bank shall be paid to Bank on demand, and failing prompt reimbursement, shall be added to the indebtedness secured by this Loan Agreement and earn interest at the default rate of interest specified in the Note until paid in full.

          2.13 TAXES. All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (or by any taxing authority thereof or therein) excluding income, franchise and similar taxes of the United States of America or any taxing authority thereof or therein.

                       SECTION III. CONDITIONS PRECEDENT.
                       ----------------------------------

          The obligation of the Bank to make the Loan or any Advance thereunder shall be subject to the satisfaction of the following conditions:

          3.01 DOCUMENTS REQUIRED FOR THE CLOSING. The Borrower shall have duly delivered to the Bank, in form and substance satisfactory to the Bank and its counsel, prior to the initial disbursement of the proceeds of the Loan (the "Closing"), the following:

                  (A)      This Loan Agreement;

                  (B)      The Loan Note;

                  (C) The Pledge Agreement and related UCC financing statements, together with a satisfactory review by the Bank of any existing subordinated Indebtedness of the Borrower;

                  (D)      The Guaranty;

                  (E) An opinion of counsel for the Borrower in form and substance satisfactory to the Bank.

                  (F) The Borrower shall have paid the Bank the annual commitment fee of Fifteen Thousand Dollars ($15,000).

                  (G) The following certificates and related documentation, all dated as of the Closing Date:

                           (i) copies of the articles of incorporation of the
                  Borrower and the amended and restated constitution of the Metropolitan Bank and Trust Company, certified by the respective corporate secretary of each entity. (In addition, the Borrower shall furnish as soon as possible after the date of Closing, the aforementioned documents certified by an authorized public officer of the respective jurisdictions under which they are incorporated);

                           (ii) certificates of good standing from the
                  respective jurisdictions under which they are incorporated, together with certificates of good standing or authority to transact business or similar certificates from each state or province referred to in Schedule 5.01(B) where they have places of business or maintain records, in all cases from the Secretary of State or comparable officer of such jurisdiction;

                           (iii) a copy of the Code of Regulations of the
                  Borrower and Metropolitan Bank and Trust Company, certified by their respective secretaries;

                           (iv) resolutions of the Borrower's Strategic Planning
                  Committee of Its Board of Directors authorizing the execution, delivery and performance of the applicable Loan Documents and the consummation of the transactions contemplated thereby, certified by its secretary; and

                           (v) an incumbency certificate certifying the names of
                  their respective officers and their signatures, certified by their respective secretaries;

                  (H) A certificate, dated the date of the Closing, signed by the Borrower's Chief Financial Officer to the effect that:

                           (1) The representations and warranties set forth in
                  Section 5.01 are true as of the date of the Closing; and

                           (2) No Event of Default hereunder, and no event
                  which, with the giving of notice or passage of time or both, could become such an Event of Default, has occurred as of such date;

                  (I) A copy of the Supervisory Directives issued to the Borrower and its subsidiaries by the Office of Thrift Supervision dated July 8, 2002; and

                  (J) There shall have been no material adverse change in the Borrower or any of the Subsidiaries subsequent to June 30, 2002 as determined by the Bank in its sole discretion.

         3.02 PAYMENTS. The Borrowers shall have paid, or reimbursed the Bank for, the amounts required to be paid or reimbursed by the Borrower pursuant to
Section 2.10 of this Loan Agreement, including, without limitation, the fees and expenses of Marshall & Melhorn, LLC up to a maximum amount of Eight Thousand Dollars ($8,000.00), together with expenses related thereto.

                   Such other certificates, opinions, agreements and documents as the Bank shall reasonably request, and the Bank, in its sole discretion, shall be satisfied with the condition, financial and otherwise, of the Borrower.

          3.03 DOCUMENTS REQUIRED FOR SUBSEQUENT DISBURSEMENTS. Prior to any disbursements of Loan proceeds subsequent to the Closing, the Borrower shall have duly delivered to the Bank the following:

                   (A) Stock share certificates related to the Pledge Agreement and/or documentation as to the subsequent delivery of such certificates acceptable in form and substance to the Bank and its counsel.

                   (B) A certificate, dated the date on which such disbursement is to be made, signed by any of the authorized officers of the Borrower and to the effect that:

                           (1) As of the date thereof, no Event of Default has
                   occurred and is continuing, and no event has occurred and is continuing that, with the giving of notice or passage of time or both, would be an Event of Default.

                           (2) No material adverse change has occurred in the
                   business prospects, financial condition, or results of operations of the Borrower since the date of the then most recent financial information provided to the Bank pursuant to
                   Section 6.01(C), below; and

                           (3) Each of the representations and warranties
                   contained in Section 5.01 is true and correct in all material respects as if made on the date of such disbursement.

                           (4) The Borrower shall be in compliance with all
                   terms, conditions and covenants under this Loan Agreement and the Loan Documents.

          3.04 CERTAIN EVENTS. At the time of the Closing and each subsequent disbursement of Loan proceeds:

                   (A) No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

                   (B) No material adverse change as defined in Section 3.01(J) shall have occurred in the Borrower's financial condition since the date of the then most recent financial information provided to the Bank pursuant to Section 6.01(C) below;

                   (C) This Agreement, the Note, and all of the other Loan Documents shall have remained continuously in full force and effect except as otherwise agreed to in writing by the Bank;

                   (D) The Bank shall have received evidence of the completion of all recordings and filings pursuant to this Agreement as may be necessary or, in the opinion of the Bank, desirable, to perfect the security interest and liens created by this Agreement and the other Loan Documents; and

                   (E) The Bank shall have received evidence of public liability insurance and any other insurance coverage required hereunder.

          3.05 LEGAL MATTERS. At the time of the Closing and each subsequent disbursement, all legal matters incidental thereto shall be satisfactory to counsel for the Bank.

                         SECTION IV. COLLATERAL SECURITY
                         -------------------------------

          4.01 COMPOSITION OF THE COLLATERAL. The property in which a security interest is granted pursuant to the Pledge Agreement, and Section 4.02 hereof is herein collectively referred to herein as the "Collateral." The Collateral, together with all other property of the Borrower of any kind held by the Bank, shall stand as one general, continuing collateral security for all Obligations and may be retained by the Bank until all Obligations have been satisfied in full.

          4.02 RIGHTS IN PROPERTY HELD BY THE BANK. As security for the prompt satisfaction of all Obligations, the Borrower hereby assigns, transfers, and sets over to the Bank all of its right, title, and interest in and to, and grants the Bank a lien on and a security interest in, all amounts that may be owing from time to time by the Bank to the Borrower in any capacity, including, without limitation, any balance belonging to the Borrower or any deposit or other account with the Bank, which lien and security interest shall be independent of, and in addition to, any right of set-off that the Bank has under
Section 7.04 or otherwise.

          4.03 INSECURITY CLAUSE. The Borrower agrees that if the Collateral shall, at any time, be unsatisfactory to the Bank in exercising its reasonable discretion, the Borrower shall, on demand, forthwith pledge and deposit with the Bank as part of the Collateral additional property satisfactory to the Bank,

                    SECTION V. REPRESENTATIONS AND WARRANTIES
                    -----------------------------------------

          5.01 ORIGINAL. To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank as follows:

                   (A) The Borrower is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Ohio; each of the Subsidiaries is wholly owned by the Borrower and is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Ohio; the Borrower and the Subsidiaries have the lawful power to own their respective properties and to engage in the businesses they conduct, and neither the Borrower nor any of the Subsidiaries are required to be qualified as a foreign corporation in any other jurisdiction;

                   (B) Attached hereto as Schedule 5.01(B) is a true, correct and complete list of the Borrower and the Subsidiaries, a summary of their capital structure, including all capital stock of the Borrower and the Subsidiaries, and the addresses and all places of business of the Borrower and the Subsidiaries;

                   (C) The Borrower is not directly or indirectly controlled by, or acting on behalf of, any Person which is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended;

                   (D) Neither the Borrower nor any of the Subsidiaries are in default with respect to any of their existing Indebtedness, and the making and performance of this Agreement, the Note and the other Loan Documents will not (immediately or with the passage of time, the giving of notice, or both) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Borrower, except in favor of the Bank;

                   (E) The Borrower has taken all action necessary to authorize the execution, delivery and performance by it of the Loan Documents. This Loan Agreement is, and each of the other Loan Documents to be executed by the Borrower, when executed and delivered, will be legal, valid and binding upon the Borrower and enforceable against the Borrower in accordance with their respective terms, No consent, approval, or authorization of, or registration or declaration with, any governmental authority or other Person is required in connection with the execution, delivery and performance by the Borrower of any of the Loan Documents.

                  (F) Except as disclosed in Schedule 5.01(F) or otherwise disclosed to the Bank in writing, there is no pending order, notice, claim, litigation, proceeding, or investigation against or affecting the Borrower or any of the Subsidiaries, whether or not covered by insurance, that would, to the best of the Borrower's knowledge, in the aggregate involve the payment of One Hundred Thousand Dollars ($100,000.00) or more or would otherwise materially or adversely affect the financial condition or business prospects of the Borrower or any of the Subsidiaries if adversely determined;

                  (G) The Borrower has furnished to the Bank certain financial data and reports concerning the Borrower. This data is complete and correct in all material respects and fairly presents the financial condition of the Borrower as of the date thereof, and, in the case of such data concerning the future financial performance of the Borrower, represents the Borrower's reasonable and good faith estimate of projected future operations of the

         Borrower as of the date of this Loan Agreement, based on the notes and assumptions stated therein (which the Borrower believes to be currently valid assumptions), and the Borrower does not presently anticipate any material deviations from such projections.

                   (H) As of the date of this Agreement, the Borrower has no material amount of liabilities, contingent or otherwise, required to be reflected in accordance with GAAP, which are not reflected in the Financial Statements other than those liabilities arising in the ordinary course of business and certain potential tax liabilities associated with matters disclosed in the Regulatory Orders. As of the Closing Date, neither the Borrower nor any of the Subsidiaries have any outstanding or existing commitments for the purchase of land, buildings, equipment, materials, or supplies, or any contracts for services except for those made in the ordinary course of business. Since June 30, 2002, there has been no material adverse change in the condition, financial or otherwise, of the Borrower or any of the Subsidiaries, and the business, operations, and properties of the Borrower and the Subsidiaries have not been substantially and adversely affected in any way as a result of any fire, explosion, earthquake, accident, labor disturbance, requisition or taking of property by any governmental authority, flood, riot, or act of God.

                  (I) As of the date hereof, the Borrower does not know or have reasonable ground to know of any basis for the assertion against it or any of the Subsidiaries of any Indebtedness (other than amounts deposited by customers) as of the date of the Closing except as reflected in its Financial Statements or otherwise disclosed to the Bank in writing;

                  (J) Except as otherwise permitted herein, the Borrower and each of the Subsidiaries have filed all federal, state, and local tax returns and other reports required by any applicable Laws to have been filed prior to the date hereof, has paid or cause to be paid all taxes, assessments, and other governmental charges that are due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable; the Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges not provided for on its books;

                  (K) Except as otherwise set forth in (i) the Supervisory Agreement dated July 26,2001 between the OTS, ODFI, and Metropolitan Bank and Trust Company; (ii) the Supervisory Agreement dated July 26,2001 between the OTS, ODFI and the Borrower; (iii) the Supervisory Directive dated July 8, 2002 issued by the OTS and applicable to the Borrower and Metropolitan Bank and Trust Company and (iv) the "needs to improve" rating assigned to Metropolitan Bank and Trust Company in connection with its most recent Community Reinvestment Act examination (collectively, the preceding items (i) through (iv) are sometimes referred to herein as the "Regulatory Orders"), the Borrower and each of the Subsidiaries have complied with all applicable Laws with respect to: (1) any restrictions, specifications, or other requirements pertaining to the services they perform; (2) the conduct of their respective businesses; and (3) the use, maintenance, and operation of the real and personal properties owned or leased by them then in the conduct of their respective businesses;

                  (L) No representation or warranty by or with respect to the Borrower and/or the Subsidiaries contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

                   (M) Each consent, approval, or authorization of, or filing, registration, or qualification with, any Person required to be obtained or effected by the Borrower in connection with the execution and delivery of this Agreement, the Note, and the other Loan Documents or the undertaking or performance of any obligation hereunder or thereunder has been duly obtained or effected;

                  (N) The Financial Statements furnished by the Borrower to the Bank accurately reflect the financial condition of the Borrower and its Subsidiaries as of the dates and for the periods therein set forth.

                  (O) The Borrower is not in default in the performance, observance, or fulfillment of any of the material obligations, covenants, or conditions contained in (i) any evidence of Indebtedness for Borrowed Money, or (ii) any lease or other instrument by which such Borrowers has acquired a real property interest. Neither the execution and delivery of the Loan agreement of any other Loan Documents, nor the consummation of the transactions contemplated thereby, nor compliance with the terms and provisions thereof, will violate the provisions of any applicable law or of any applicable order or regulations of any governmental authority having jurisdiction over this Loan Agreement, or any of the other Loan Documents or will conflict with any permit, or will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or of any agreement or instrument to which the Borrower is now a party, or will constitute a default thereunder, or will result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower except in favor of the Bank;

                  (P) The Borrower has not made any agreement or taken any action that may cause anyone to become entitled to a commission or finder's fee as a result of or in connection with the making of the Loans;

                  (Q) Any Employee Pension Benefit Plans, as defined in ERISA, of the Borrower or any of the Subsidiaries meet, as of the date hereof, the minimum funding standards of 29 U.S.C.A. section 1082 (Section
         302 of ERISA), and no Reportable Event or prohibited Transaction has occurred with respect to any Employee Benefit Plan, as defined in ERISA, of the Borrower or any of the Subsidiaries, and the Borrower does not have a profit sharing plan;

                  (R) Neither the registration of any security under the Securities Act of 1933, as amended, or any other federal, state, or local securities laws, nor the qualification of the Loan Documents under the Trust Indenture Act of 1939, as amended, is required in connection with (a) the Loan or the issuance and delivery of the Note pursuant hereto, (b) the Pledge Agreement, (c) the Subordination Agreement;

                  (S) Except as disclosed in Schedule 5.01(S) attached hereto, the Borrower is conducting its business, in compliance in all material respects, with all applicable federal, state, and local Environmental Laws, and, there is not pending or, to the best knowledge of the Borrower after diligent investigation, threatened, civil or criminal litigation, notice of violation or lien, or administrative proceeding relating to environmental matters involving the Borrower and/or any of the Subsidiaries. There is currently no Borrower's Collateral in existence. Except as described in the Schedule 5.01(5), there is no condition or situation, including without limitation any lien or encumbrance, with respect to environmental matters which, either individually or in the aggregate, has or is reasonably expected to have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Borrower. Except as disclosed in Schedule 5.01(S), the Borrower has obtained from every federal, state, and local Governmental Authority, all approvals, consents, licenses, permits, and orders necessary to carry on its business as currently conducted;

                  (T) The Borrower does not own, nor does it have any present intention of acquiring, any "margin stock" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loan will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness or other liability which was originally incurred to purchase or carry, any margin stock or for any other purpose which might cause the transactions contemplated hereby to be considered a "purpose credit" within the meaning of said Regulation U, or which might cause this Loan Agreement to violate Regulation G, Regulation U, Regulation T, Regulation X, or any Other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934. Upon request, the Borrower will promptly furnish the Bank with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U; and


          5.02 SURVIVAL. All of the representations and warranties set forth in
Section 5.01 shall survive until all Obligations are satisfied in full and there remain no outstanding commitments hereunder.


                      SECTION VI. COVENANTS OF THE BORROWER
                      -------------------------------------

          6.01 AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees with the Bank that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, the Borrower will comply, at all times with the following affirmative covenants:

                   (A) Following the payment in full of its debt with Huntington Bank, NA, the Borrower will use the proceeds of the Loans only for working capital purposes and will furnish the Bank such evidence as it may reasonably require with respect to such use;

                   (B) The Borrower will cause to be done all things necessary to preserve and to keep in full force and effect its existence and rights. The Borrower will comply in all material respects with all federal, state, and local laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction. The Borrower and the Subsidiaries will continue to comply with all regulations and orders of the Office of Thrift Supervision ("OTS") and all other regulatory agencies as applicable including, without limitation, the Supervisory Directive issued by OTS on July 8, 2002 and the Supervisory Agreements issued by OTS on July 26, 2001. The Bank acknowledges that while Borrower will use its best efforts to comply with the OTS requirement, that Borrower reduce its fixed assets to twenty-five percent (25%) of core capital by December 31, 2002, actual compliance will depend on Borrower's ability to sell certain assets. The Borrower and the Subsidiaries shall also receive satisfactory ratings from all governmental entities with which they conduct business, including but not limited to the Federal National Mortgage Association. In connection with and without limiting the generality of the foregoing, the Borrower and the Subsidiaries will maintain and preserve their respective permits granted by governmental authorities necessary to operate their respective facilities in full force and effect and will take all action which may be required to comply with all such laws and regulations now in effect or hereafter promulgated by any federal, state, and local governmental authority having jurisdiction over such facilities. The Borrower and the Subsidiaries will obtain, renew and extend their respective permits and will give prompt written notice to the Bank of (i) any citation or order relating thereto or any claim or notice of any default thereunder, (ii) any lapse or other termination thereof, or (iii) any refusal of any Person to grant or extend any of them.

                   (C) The Borrower will furnish the Bank:

                            (1) Within thirty (30) days after the close of each
                   calendar quarter: (a) income statements of Metropolitan Bank and Trust Company for such quarter; and (b) balance sheets of Metropolitan. Savings Bank as of the end of such quarter - all in reasonable detail, subject to normal year-end audit adjustments, certified by the Chief Financial Officer of Metropolitan Bank and Trust Company to have been prepared in accordance with GAAP;

                            (2) Within thirty (30) days after the close of
                   each calendar quarter: (a) income statements of the Borrower, on a consolidated basis, for such quarter; and
                   (b) balance sheets of the Borrower, on a consolidated basis, as of the end of such quarter - all in reasonable detail, subject to normal year-end audit adjustments, certified by the Borrower's Chief Financial Officer to have been prepared in accordance with GAAP;

                            (3) Within one hundred twenty (120) days after the
                   close of each annual accounting period in each Fiscal Year:
                   (a) income statements of the Borrower and Metropolitan Bank and Trust Company, on a consolidated basis, for such year;

                  and (b) balance sheets of the Borrower and Metropolitan Bank and Trust Company, on a consolidated basis, for such year; and
                  - all in reasonable detail, subject to normal year-end audit adjustments, certified by an outside auditor satisfactory to the Bank to have been prepared in accordance with GAAP;

                  (4) Borrower and Metropolitan Bank and Trust Company shall provide the Bank with a quarterly "Covenant Compliance Certificate" in the form prescribed by the Bank and signed by the Chief Financial Officer or President of the Borrower; and

                  (5) Upon the Bank's request from time to time of copies of any or all agreements, contracts, or commitments referred to in
          Schedule 5.01(I) hereof.

          (D) The Borrower will maintain its equipment, real estate interests, and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged when due, the cost of repairs to, or maintenance of, the same, and will pay or cause to be paid, in a timely manner, all rental or mortgage payments due on such real estate. The Borrower hereby agrees that, in the event it fails to pay or cause to be paid any such payment, it will promptly notify the Bank thereof, and the Bank, in its discretion, may do so on demand and be reimbursed therefor by the Borrower;

          (E) The Borrower will maintain, or cause to be maintained, public liability insurance and fire and extended coverage insurance on all assets that are of a character usually insured by a corporation engaged in the same or similar businesses, all in form and amount sufficient to indemnify the Borrower for one hundred percent (100%) of the appraised value of. any such asset lost or damaged (subject to any deductible customary in the Borrower's industry) or in an amount consistent with the amount of insurance generally carried on comparable assets within the industry and with such insurers as may be satisfactory to the Bank. Within thirty (30) days after the Closing, the Borrower will cause all such insurance policies to contain a standard mortgage clause and to be payable to the Bank as its interest may appear, to deliver the certificates of insurance to the Bank, and, in the case of all policies of insurance carried for the benefit of the Borrower by any lessee, sublessee, subtenant, or other party having rights to occupy or use the mortgaged property or any part thereof or interest therein under any lease, sublease, or other-agreement (whether oral, written, or otherwise evidenced), to cause all such policies to be payable to the Bank as its interest may appear. Such policies shall contain a provision whereby they cannot be cancelled except after ten (10) days written notice to the Bank. The Borrower will furnish to the Bank such evidence of insurance as the Bank may require. The Borrower hereby agrees that, in the event it fails to pay or causes to be paid the premium on any such insurance when due, the Bank, in its discretion, may do so and be reimbursed by the Borrower therefor. The Borrower hereby assigns to the Bank any returned or unearned premiums that may be due the Borrower upon cancellation by the insurer of any such policy for any reason whatsoever and directs any such insurer to pay the Bank any amount so due; provided, however, that the Bank will pay to the Borrower any such returned or unearned premiums within five (5) days after the receipt thereof if there has not occurred and be continuing an Event of Default hereunder. The Bank is hereby appointed the Borrower's attorney-in-fact (without requiring the Bank to act as such) to endorse any check that may be payable to the Borrower to collect any premiums or the proceeds of such insurance (other than proceeds of public liability insurance), and any amount so collected may be applied by the Bank toward the satisfaction of any of the Obligations if an Event of Default has occurred and is continuing. If the Bank receives any proceeds from insurance in the absence of an Event of Default, it shall remit such proceeds to the Borrower within three (3) Business Days after its receipt of such proceeds;

          (F) The Borrower will pay or cause to be paid when due, all taxes, assessments, and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books; provided, however, that the Borrower shall pay or cause to be paid all such taxes, assessments, charges, or levies forthwith whenever foreclosure on any lien that may have attached (or security therefor) appears imminent;

          (G) Metropolitan Bank and Trust Company shall maintain a rating from the Office of Thrift Supervision (the "OTS") of "Adequately Capitalized," or better;

          (H) Metropolitan Bank and Trust Company shall maintain- a ratio of its Non-performing Assets to the sum of its Equity plus Reserves of not more than 35% as of the end of each quarter;

          (I) On a quarterly basis through December 31, 2003 and thereafter upon request by the Bank, the Borrower will cause Metropolitan Bank and Trust Company to provide the Bank with a copy of each Thrift-Financial Report required by the OTS, as well as a copy of the Monthly Management Report on Metropolitan Bank and Trust Company, which shall include the information listed in Exhibit "A" attached to such report;

          (J) The Borrower will, when requested to do so, make available during normal business hours for inspection by duly authorized representatives of the Bank, any of its books and records and will furnish the Bank any information regarding its business affairs and financial condition within a reasonable time after written request therefor. In the event the Bank elects to conduct field examinations of the Borrower they will be performed at the reasonable convenience of Borrower and at the Bank's expense;

          (K) The Borrower will keep accurate and complete Records of its Accounts and Equipment, consistent with sound business practices;

          (L) The Borrower will give immediate notice to the Bank of:

                  (1) Any litigation or proceedings in which it or any of the Subsidiaries is a party if, in the opinion of the Borrower or its legal counsel, an adverse decision therein would require it or any of its Subsidiaries to pay more than One Million Dollars ($1,000,000.00) or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and

                  (2) The institution of any other suit or proceeding involving the Borrower or any of the Subsidiaries that might materially and adversely affect their respective - operations, financial condition, property, or business prospects;

           (M) The Borrower shall give prompt written notice to the Bank of:

                  (1) Any proceedings or inquiries by any governmental authority (Federal, State or Local) brought pursuant to any Environmental Law affecting Borrower's Collateral or any property adjacent to Borrower's Collateral;

                  (2) All claims made or threatened by any third party against the Borrower, any of the Subsidiaries, or Borrower's Collateral relating to any loss or injury arising under any Environmental Laws; and

                  (3) Discovery of any occurrence or condition on any real property adjoining or in the vicinity of Borrower's Collateral that could cause Borrower's Collateral or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the land or real property under any Environmental or other applicable Laws.

          (N) The Bank shall have the right to join and participate in, as a party if it so elects, any legal proceeding or actions initiated under any Environmental Law in connection with Borrower's Collateral and have its reasonable attorneys' fees in connection therewith paid by the Borrower. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is reasonably necessary or desirable under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or nongovernmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected releases of a hazardous material or substance or regulated by any Environmental Law in or into the air, soil, groundwater, surface water or soil vapor at, on, about, under or within the Borrower's Collateral (or any portion thereof), the Borrower shall, within thirty (30) clays after written demand for performance thereof by the Bank (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence to perform, or cause to be commenced, and thereafter diligently prosecute to completion, all such Remedial Work. All costs and expenses of such Remedial Work shall be paid by the Borrower, including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and the Bank's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event the Borrower shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, the Bank may, but shall -not be obligated or required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall at Bank's discretion become part of the Obligations of this Loan Agreement or be paid to Bank pursuant to the indemnity provided for in paragraph 2.11.

          (O) This Section intentionally left blank.

          (P) The Borrower will notify the Bank immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time or both, would become an Event of Default or if it becomes aware of any material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operation of the Borrower, or its failure of the Borrower to observe any of their undertakings hereunder or under any of the other Loan Documents;

          (Q) The Borrower will notify the Bank thirty (30) days in advance of any change in the location of any of the places of business of the Borrower, or, in the case of any of the Subsidiaries, the Borrower will notify the Bank quarterly, of the establishment of any new, or the discontinuance of any existing, place of business;

          (R) The Borrower will: (1) fund any of its Employee Pension Benefit Plans in accordance with no less than the minimum funding standard of 20 U.S.C.
A. section 1082 (Section 302 of ERISA); (2) furnish the Bank, promptly after the filing of the same, with copies of any reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any such Plan; and (3) promptly advise the Bank of the occurrence of any Reportable Event or Prohibited Transaction with respect to any of its Employee Benefit Plans;

          (S) The Borrower agrees to execute and deliver to the Bank any agreements, documents and instruments, including, without limitation, additional Notes as replacements or-substitutions as may be required by the Bank, and to take such other actions as reasonably requested by the Bank to effect the transactions contemplated hereby.

          6.02 NEGATIVE COVENANTS. The Borrower hereby covenants and agrees with the Bank that, so long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, the Borrower, unless the Bank shall otherwise have agreed in writing, which agreement will not be unreasonably withheld, will not:

                   (A) Change its name or enter into any merger, consolidation, or reorganization;

                   (B) Sell, transfer, lease, or otherwise dispose of all or (except in the ordinary course of business) any material part of its assets in excess of One Hundred Thousand Dollars ($100,000.00) other than as necessary to comply with the Regulatory Orders;

                   (C) Mortgage, pledge, grant, or permit to exist a security interest in, or a lien upon, any of its assets of any kind, now owned or hereafter acquired, except for Permitted Liens, and liens granted under the Collateral Documents, and existing liens listed on Schedule 1.01;

                   (D) Become liable, directly or indirectly, as guarantor or otherwise for any obligation of any other Person;

                   (E) Incur, create, assume, or permit to exist any Indebtedness except: (1) the amount of the Loan; (2) existing Indebtedness listed on Schedule 5.01(I); (3) trade

          Indebtedness incurred in the ordinary course of business; (4) contingent Indebtedness permitted by Section 5.01(I); and (5) Indebtedness secured by Permitted Liens;

                   (F) Make any assignment or transfer of Accounts nor declare or pay any dividends on, or purchase, redeem or otherwise acquire for value any securities now or hereafter outstanding, or return any capital to holders of any such-securities, or make any distribution of assets to holders of any such securities except that the Borrower may declare and pay dividends or make purchases or redemptions or make distributions in cash or property to holders of any such securities if the Borrower's ratio of tangible equity to total assets after any such transaction is in excess of 7.0%. For purposes of this Section 6.02(F), "tangible equity" shall be Consolidated Net Worth less goodwill. For purposes of this Section, the amount of any dividend payable in property shall be deemed to be the fair market value of such property as determined by the Board of Directors of the Borrower;

                   (G) Form any new subsidiaries or make any investment in any Person;

                   (H) Make any loan or advance to any officer, shareholder, director, or employee of the Borrower, except in compliance with Regulation O and in the ordinary course of business.

                   (I) Purchase or otherwise invest in or hold securities, non--operating real estate, or other non-operating assets except:
          Negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations fully guaranteed as to timely payment of principal and interest by the full faith and credit of the United States of America; (ii) certificates of deposit of, or banker's acceptances (having original maturities of not more than 180 days) issued by, any depository institution or trust company and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Borrower's investment or contractual commitment to invest therein, such depository institution or trust company shall have a commercial paper credit rating, if any, and a long-term unsecured debt obligation (other than such obligations whose rating is based on the credit of a person or entity other than such institution or trust company) credit rating from a nationally recognized rating agency of a least "A-l+," or its equivalent, in the case of commercial paper, and a rating not lower than "A," or its equivalent, in the case of long-term unsecured debt obligations, or such deposits are fully insured by the FDIC; (iii) commercial paper (having original maturities of not more than 30 days) having, at the time of the Borrower's investment or contractual commitment to invest therein, a rating of at least "AA" or its equivalent; (iv) investments in money market funds having a rating from a nationally recognized rating agency in one of the two highest rating categories for money market funds; and (v) any other investment if the rating agency confirms in writing that such investment will not adversely affect any ratings with respect to the Notes and (b) demand deposits or time deposits in the name of the Borrower in any depository institution or trust company referred to in (a) (ii) above; (2) the present investment in any such assets held as of the date of Closing and reflected in the Financial Statements; (3) operating assets that hereafter become nonoperating assets; and (4) other instruments approved in advance in writing by the Bank;

                   (J) Issue, redeem, purchase, retire or pay any dividends on any of the Borrower's capital stock or grant or issue or purchase or retire for any consideration any warrant, right, or option pertaining thereto or other security convertible into any of the foregoing, or permit any transfer, sale, redemption, retirement, or other change in the ownership of the outstanding capital stock of the Borrower;

                   (K) Prepay any Indebtedness for borrowed money or Indebtedness secured by any of its assets other then in the ordinary course of business (except the Obligations), or enter into or modify any agreements as a result of which the terms of payment of any of the foregoing Indebtedness are waived or modified;

                   (L) Enter into any sale-leaseback transaction (except as may be necessary to comply with the Regulatory Orders;

                   (M) Acquire or agree to acquire any stock in, or all of, or substantially all of the assets of, any Person;

                   (N) Furnish the Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished;

                   (O) Directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

                   (P) Pledge, hypothecate, transfer, grant a security interest in or otherwise encumber any shares of Borrower's Capital Stock or the stock of any of the subsidiaries.

                              SECTION VII. DEFAULT
                              --------------------

          7.01 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default (sometimes referred to as "Default") hereunder:

                   (A) The Borrower shall fail to pay when due any installment of principal, interest, fee, or any other Obligation payable hereunder and such failure to pay shall continue seven (7) days;

                   (B) The Borrower and/or Robert M. Kaye shall fail to observe or perform any obligation or covenant to be observed or performed by the Borrower and/or Robert M. Kaye hereunder or under any of the Loan Documents or the Collateral Documents and such failure shall continue beyond thirty (30) days after notice thereof from the Bank;

                   (C) The Borrower shall fail to pay any Indebtedness due any third Person, and such failure shall continue beyond any applicable grace period, or the Borrower shall suffer to exist any other Event of Default under any agreement binding the Borrower;

                   (D) Any financial statement, representation, warranty, or certificate made or furnished by or with respect to the Borrower to the Bank in connection with this Agreement, or as inducement to the Bank to enter into this Agreement, or in any separate statement or document to be delivered to the Bank hereunder, shall be materially false, incorrect, or incomplete when made;

                   (E) The Borrower shall admit in writing its inability to pay its debts as they mature or shall make any assignment for the benefit of any of their creditors;

                   (F) Proceedings in bankruptcy, or for reorganization of the Borrower or for the readjustment of any of its debts, under the Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the Borrower and, except with respect to any such proceedings instituted by the Borrower, shall not be discharged within thirty (30) days of their commencement;

                   (G) A receiver or trustee shall be appointed for the Borrower or for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower and, except with respect to any such appointments requested or instituted by the Borrower, such receiver or trustee shall not be discharged within thirty (30) days of his appointment, and, except with respect to any such proceedings instituted by the Borrower such proceedings shall not be discharged within thirty (30) days of their commencement, or the Borrower shall discontinue business or materially change the nature of its business, or the Collateral becomes, in the reasonable judgment of the Bank, insufficient in value to satisfy the Obligations, or the Bank otherwise reasonably finds itself insecure as to the prompt and punctual payment and discharge of the Obligations;

                   (H) The Borrower shall suffer final judgments for payment of money aggregating in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) and shall not discharge the same within any applicable time period provided under such a judgment, or, if no time period is provided, a period of thirty (30) days (or such longer period as the Bank may agree in writing) from the date of judgment unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed;

                   (I) A judgment creditor of the Borrower shall obtain possession of any of the Collateral by any means, including (without implied limitation) levy, distraint, replevin, self-help or attachment; or

                   (J) Transfer(s) of funds out of the ordinary course by Metropolitan Bank and Trust Company to any of its subsidiaries or their subsidiaries in excess of the amount of Ten Thousand Dollars ($10,000.00) per transfer, or the aggregate amount of One Hundred Thousand Dollars ($100, 000. 00) per year for all such transfers, without the prior written consent of the Bank.

          7.02 ACCELERATION. Immediately and without notice upon the occurrence of an Event of Default specified in the foregoing Section 7.01(E), (F), (G), or
(J) or at the option of the Bank, but only upon notice to the Borrower upon the occurrence of any other Event of Default, all Obligations, whether hereunder or otherwise, shall become due and payable without further action of any kind. All payments, collections on receipts in connection with any Collateral and all cash proceeds received by the Bank in respect to any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Bank, be held by the Bank as collateral for, and/or then or at- any time thereafter applied in whole or in part by the Bank against all or any part of the Obligations, in such order as the Bank shall elect. Any surplus of such cash proceeds held by the Bank and remaining after payment in full of all the Obligations shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive such surplus.

          7.03 REMEDIES, After any acceleration, as provided for in Section 7.02, the Bank shall have, in addition to the rights and remedies given it by this Agreement, the Loan Documents and the Collateral Documents, all those allowed by all applicable laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located. Without limiting the generality of the foregoing, the Bank may immediately, without demand of performance and without other notice (except as specifically required by this Agreement, the Loan Documents or the Collateral Documents) or demand whatsoever to the Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Cuyahoga County, Ohio, or in any other place or places as the Bank may designate, the whole or, from time to time, any part of the Collateral, or any interest which the Borrower may have therein. After deducting from the proceeds of sale or- other disposition of the Collateral all expenses (including all reasonable expenses for legal services), the Bank shall apply such proceeds toward the satisfaction of the Obligations. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws, Notice of any sale or other disposition shall be given to the Borrower at least five (5) Business Days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which the Borrower hereby agrees shall be reasonable notice of such sale or other disposition. The Borrower agrees to assemble, or to cause to be assembled, at their own expense, the Collateral at such place or places as the Bank shall reasonably designate. At any such sale or other disposition, the Bank may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of the Borrower, which right is hereby waived and released. Notwithstanding the foregoing, nothing in this Agreement shall be construed as a wavier of the requirement that the Bank act in a "commercially reasonable" manner, as defined in the Uniform Commercial Code and decisions interpreting the Uniform Commercial Code.

          7.04 RIGHT OF SET-OFF, Upon the occurrence of any Event of Default and during the continuance thereof, the Bank may, and is hereby authorized by the Borrower at any time and from time to time, to the fullest extent permitted by applicable Laws, without advance notice to the Borrower (any such notice being expressly waived by the Borrower), set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other Indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any or all of the Obligations of the Borrower now or hereafter existing, whether or not such Obligations have matured and irrespective of whether the Bank has exercised any other rights that it has or may have with respect to such Obligations, including, without limitation any acceleration rights. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section 7.04 are in addition to the other rights and remedies (including, without limitation other rights of set-off) which the Bank may have,

                           SECTION VIII. MISCELLANEOUS
                           ---------------------------

          8.01 CONSTRUCTION. The provisions of this Agreement shall be in addition to those of any guaranty, pledge, or security agreement, note, or other evidence of liability now or hereafter held by the Bank, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Bank from enforcing any or every other guaranty, pledge, or security agreements, notes, or other evidences of liability in accordance with their respective terms.

          8.02 FURTHER ASSURANCE, From time to time, the Borrower will execute and deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the status and affairs of the Borrower.

          8.03 ENFORCEMENT AND WAIVER BY THE BANK. The Bank shall have the right at all times to enforce the provisions of this Agreement, the Loan Documents, and the Collateral Documents in strict accordance with the terms hereof and thereof, The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a waiver in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

          8.04 NOTICES. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or, three Business Days after being deposited in First Class Mail as follows, unless such address is changed by written notice hereunder:

                  (A)    If to the Borrower:       Metropolitan Financial Corp.
                                                   6001 Landerhaven Drive
                                                   Mayfield Heights, OH 44124
                                                   Attn:    President

                  (B)    If to the Bank:           Sky Bank
                                                   10 East Main Street
                                                   Salineville, Ohio 43945
                                                   Attn:    Jayson Zatta

                  (C)    With a Copy to:           Robert M. Kaye
                                                   60 Monmouth Park Highway
                                                   West Long Branch, NJ  07764

                  (D)    With a Copy to:           Anthony Caruso, Esq.
                                                   60 Monmouth Park Highway
                                                   West Long Branch, NJ  07764


          8.05 WAIVER AND RELEASE BY THE BORROWER. To the maximum extent permitted by applicable Laws and except as otherwise provided herein, the
Borrower:

                   (A) Waives (1) protest of all commercial paper at any time held by the Bank on which the Borrower is in any way liable; (2) except as the same may herein be specifically granted, notice of acceleration and intention to accelerate; and (3) notice and opportunity to be heard, after acceleration in the manner provided in
          Section 7.02, before exercise by the Bank of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with the Borrower and, except where required hereby or by any applicable Laws, notice of any other action taken by the Bank; and

                   (B) Releases the Bank and its officers, attorneys, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct or negligence.

          8.06 APPLICABLE LAW. This Agreement is entered into and performable in Cuyahoga County, Ohio and shall be subject to and construed and enforced in accordance with the laws of the State of Ohio.

          8.07 BINDING EFFECT, ASSIGNMENT, AND ENTIRE AGREEMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. The Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of the Bank, This Agreement, including the Schedules and Exhibits hereto, all of which are hereby incorporated herein by reference, and the documents executed and delivered pursuant hereto constitute the entire agreement between the parties and may be amended only by writing signed on behalf of each party.

          8.08 SEVERABILITY. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

          8.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

          8.10 JURY TRIAL WAIVER. tHE UNDERSIGNED AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE BANK AND THE UNDERSIGNED. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING AND AMENDMENT DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.



          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written,


THE BANK:                                 THE BORROWER:

SKY BANK                                  METROPOLITAN FINANCIAL CORP.



By:  /s/ Jayson M. Zatta                  By: /s/ Marcus Faust
     ---------------------------------       -----------------------------------
   Name:  Jayson M. Zatta                    Name:  Marcus Faust
          ----------------------------             -----------------------------
   Title:  Executive Vice President          Title: Executive Vice President and
           ---------------------------              ----------------------------
                                                    Chief Financial Officer
                                                    ----------------------------